UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August  10, 2010 (August 10, 2010)
Date of Report (Date of earliest event reported)

REGAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-134536	PENDING
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3723 E. Maffeo Road
Phoenix, Arizona  85050
(Address of principal executive offices) (Zip Code)

516-659-6677
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐  Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange  Act (17 CFR240.13e-4(c))

` This Current Report on Form 8-K (“Form 8-K”) and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s pro forma financial statements and the related notes filed with this Form 8-K.

Explanatory Note

                This Form 8-K/A amends the disclosure contained in the Form 8-K previously filed by the Company on July 15, 2010 wherein the Company indicated that it has finalized the Share Exchange Agreement that is more fully described below and which became effective on August 10, 2010.  Under the Share Exchange Agreement, Regal Group Inc. became the ultimate parent company of UHF Logistics Limited, a corporation organized under the laws of Hong Kong (“UHF”).

                Unless otherwise provided in this Current Report on Form 8-K, all references in this Current Report to “we,” “us,” “Company,” “our,” “Regal Group, Inc.” or the “Registrant” refer to the combined entity, together with its wholly-owned subsidiary, UHF and its wholly-owned subsidiary, Shenzhen Rui Pu Da Electronic Technology Company, Ltd., a China limited liability company. The business operations of Regal following the transaction consist of those of UHF and Shenzhen Rui Pu Da Electronic Technology Company, Ltd.

Table of Contents

Item 1.01	Entry into a Material Definitive Agreement	4
Item 2.01	Completion of Acquisition or Disposition of Assets	4
FORM 10 INFORMATION		5
Description of Business		5
Reports to Security Holders		19
Risk Factors		20
Summary Financial Data		39
Management’s Discussion and Analysis or Plan of Operations		40
Description of Property		42
Management		43
Executive Compensation		45
Certain Relationship and Related Transactions, and Director Independence		46
Legal Proceedings		46
Market Place and Dividends on Common Equity and Related Stockholder Matters		47
Recent Sales of Unregistered Securities		49
Description of Securities		49
Indemnification of Officers and Directors		49
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure		50
Financial Statements and Exhibits
Item 3.02	Unregistered Sales of Equity Securities	50
Item 5.01	Changes in Control of Registrant	50
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers	51
Item 5.06	Changes in Shell Company Status	51
Item 9.01	Financial Statements and Exhibits	51
Signature		52
Exhibit Index		53

Item 1.01	Entry into a Material Definitive Agreement

On August 10, 2010 (the “Closing Date”), Regal Group Inc., a Nevada corporation (the “Company”), certain shareholders of the Company (the “Regal Shareholders”),  UHF Logistics Limited, a Hong Kong corporation (“UHF”), certain shareholders of UHF (the “Selling Shareholders”) and certain members of senior management (the “Purchasing Shareholders”) of Shenzhen Rui Pu Da Electronic Technology Company, Ltd., a China limited liability company (“Shenzhen RPD”) and a subsidiary of UHF, closed on a Share Exchange Agreement (the “Exchange Agreement”), pursuant to which the Company acquired all of the issued and outstanding shares of UHF (“UHF Shares”) from the Selling Shareholders in exchange for 12,000,000 shares of the Company’s common stock, par value $0.001 (the “Newly Issued Regal Shares”).  In addition, the Exchange Agreement provided that the Regal Shareholders shall sell an aggregate of 14,500,000 shares of the Company’s common stock, par value $0.001  (the “Regal Issued Shares”) to the Purchasing Shareholders, for a purchase price of US$145,000.

Prior to entering into the Exchange Agreement, there was no relationship between the Company, UHF or Shenzhen RPD, other than in respect of the Exchange Agreement and the transactions contemplated thereby.

The Exchange Agreement is discussed in more detail in Item 2.01 below, which information is hereby incorporated by reference into this Item 1.01.  The description of the Exchange Agreement in this Current Report is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report, and which is hereby incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets

On the Closing Date, the Company, the Regal Shareholders, UHF, the Selling Shareholders and the Purchasing Shareholders entered into the Exchange Agreement pursuant to which the Selling Shareholders were issued an aggregate of 12,000,000 Newly Issued Regal Shares in exchange for all of the UHF Shares (the “Exchange”), so that after giving effect to the Exchange, the Company became the holder of all of the UHF Shares.

Pursuant to the terms of the Exchange Agreement, and in order to protect the Company from third party claims relating to intellectual property transferred to the Company pursuant thereto, the Selling Shareholders agreed that the Newly Issued Regal Shares to be issued to each of the Selling Shareholders pursuant to the Exchange Agreement shall be deposited in escrow for a period of one year (the “Escrow Shares”) and shall be released in accordance with the terms of the Exchange Agreement.

The Exchange Agreement also provided that after the Closing Date, the Company shall use its commercially reasonable efforts to raise up to US$1,000,000 of new capital, either through the issuance of equity, convertible securities or debt, or a combination thereof, at a purchase price to be determined by Company (the “Financing”).  In order to mitigate the effects of the Financing, the parties to the Exchange Agreement agreed that of the 12,000,000 Newly Issued Regal Shares that may be released to the Selling Shareholders upon the expiry of the one year escrow, up to 5,800,000 Newly Issued Regal Shares may be subject to further cancellation, as follows:

(i)
If after twelve (12) months from the conclusion of the Financing, the EBITDA of Shenzhen RPD is less than US$300,000, the Selling Shareholders shall retain ownership of 6,200,000 Newly Issued Regal Shares and the remaining 5,800,000 Newly Issued Regal Shares shall be released to the Company for cancellation;

(ii)
If after twelve (12) months from the conclusion of the Financing, the EBITDA of Shenzhen RPD is less than US$850,000 but greater than US$300,000, the Selling Shareholders shall retain ownership of 9,000,000 Newly Issued Regal Shares and 3,000,000 Newly Issued Regal Shares shall be released to the Company for cancellation; and

(iii)
If after twelve (12) months from the conclusion of the Financing, the EBITDA of Shenzhen RPD is US$850,000 or greater, the Selling Shareholders shall retain ownership of the 12,000,000 Newly Issued Regal Shares allocated to them.

The Exchange Agreement further provided that the Regal Shareholders shall sell, assign and transfer to the Purchasing Shareholders, and the Purchasing Shareholders agree to purchase from the Regal Shareholders, an aggregate of 14,500,000 Regal Issued Shares owned by the Regal Shareholders for a purchase price of US$145,000 payable as follows:

(i)	20% of the purchase price, or US$29,000 shall be paid to the Regal Shareholders in cash, on the Closing Date; and

(ii)
The remaining 80%, or US$116,000, shall be evidenced by a promissory note issued by the Purchasing Shareholders in favor of the Regal Shareholders.  The payment of the promissory note shall be secured by the Regal Issued Shares which shall be held in escrow until the expiry of the promissory note and released only upon complete payment thereof, unless otherwise agreed to between the parties, in writing.

Upon the effectiveness of the Exchange Agreement, UHF will become a wholly owned subsidiary of the Company, and UHF will continue to own its assets and operate its business as a wholly owned subsidiary of the Company.

For accounting purposes, we will account for the assets and liabilities of the Company and UHF on a consolidated basis at their historical cost, as presented in Exhibit 99.3 (Pro Forma Combined Financial Statements).

FORM 10 INFORMATION

DESCRIPTION OF BUSINESS

Corporate Overview

We were formed in the State of Nevada on July 1, 2005 as “Regal Rock, Inc”.  On December 3, 2007, we changed our name to “Regal Life Concepts, Inc.,” and on March 31, 2010, we changed our name to “Regal Group Inc.”

We commenced operations as a distributor of bamboo wood flooring products focused on opportunities created by demand in new residential construction and home improvement activity in North America. However, there was no assurance that our initial business model was commercially and economically viable and further marketing of our product in a broader distribution network was  required before a final evaluation as to the economic feasibility of our initial business plan could be determined.   In light of this uncertainty, we decided to review other potential opportunities in the hospitality and health and wellness sectors.  In 2008, we entered into a Standstill Agreement with a Thailand corporation, Amaravati Inc., whose primary asset is a 50-room spa resort located in Chiang Mai, Thailand, with an aim to open an opportunity in the hospitality sector in Thailand.  Given the geopolitical uncertainty in Thailand, we have put this project on hold for the time being.

We have focused our business on acquiring private companies based and operating in the People’s Republic of China (“PRC” or “China”), with the goal of providing these companies with support, including administrative, legal, accounting and marketing assistance.  We intend to provide these companies with an infusion of capital to further their respective business plans.  We believe that equity investments in China present one of the most attractive global investment opportunities available in the next four to seven years.  Accordingly, we plan to focus on the acquisitions of companies located in China.  Consequently, and in order to ensure the viability and solvency of our Company, we have phased out our business line involving the distribution of bamboo flooring.

The local Chinese equity markets are highly concentrated, serving only a small fraction of the local corporate market.   We believe that this factor, taken together with current international economic uncertainty, presents a unique opportunity to acquire small, growing and profitable Chinese companies at historically realistic valuations.

In furtherance of our current business strategy, on August 10, 2010, we closed under the Exchange Agreement for the acquisition of all of the UHF Shares.

Corporate History of UHF

UHF is a corporation formed on October 20, 2009 under the laws of Hong Kong.   UHF was created to hold the shares and assets of Shenzhen RPD.

On March 15, 2010, UHF entered into an agreement to acquire 100% of the equity, assets and intellectual property of Shenzhen RPD from its original shareholders.  On April 9, 2010, UHF received approval of this acquisition from the Bureau of Commerce and Industry of the City of Shenzhen, Guangdong Province, China.

Shenzhen RPD was organized in China on April 19, 2006 as a limited liability company.  Its corporate license was issued by the Administration for Industry and Commerce of the City of Shenzhen, Guangdong Province, China and was granted an operating period of 20 years.  Shenzhen RPD is headquartered in the city of Shenzhen, Guangdong Province in China and commenced operations upon its formation in 2006.   Prior to focusing on the RFID industry at the outset of 2010, Shenzhen RPD was a distributor of retail electronic equipment, such as DVD players, televisions, MP3 players and similar consumer electronic items.   On March 5, 2010, Shenzhen RPD acquired the assets and intellectual property of Shenzhen DDCT Technology Co., Ltd., an entity that was formed in January 2006 (hereafter referred to as “DDCT”), with ¥5 million (US$735,000) in registered capital.  DDCT was funded by both its founders and the Shenzhen Bureau of Science and Technology.  Its business purpose was to focus its efforts on research and development of RFID systems and to test applications in live business scenarios.  From 2006 through 2009 DDCT developed two RFID patents and tested their hardware and software with numerous customers.  In 2009, DDCT’s management, with the support of the Shenzhen Bureau of Science and Technology, began to look for ways to raise sufficient capital for DDCT to commercialize the applications it had developed and provide funds for further research and development.  As part of the corporate restructuring to terminate ties with the Chinese government and pursue foreign funding, DDCT sold all its patents and RFID contracts to Shenzhen RPD on March 5, 2010.  The transfers of the two patents to Shenzhen RPD from DDCT were approved by the State Bureau of Intellectual Property on June 18, 2010 and June 21, 2010 respectively.   In turn, the acquisition of 100% equity of Shenzhen RPD by UHF was approved by the Bureau of Commerce and Industry of the City of Shenzhen, Guangdong Province, China on April 9, 2010.

Upon the acquisition by UHF of Shenzhen RPD, Shenzhen RPD became a Wholly Foreign Owned Enterprise (“WFOE”), in compliance with all governmental regulations applicable to such acquisitions under the laws of the PRC.   A WFOE is a limited liability company operating in China that is wholly owned by foreign investors, in this case UHF Logistics Ltd.  It provides foreign investors in China with many benefits and legal rights.  The unique feature of a WFOE is that it allows foreign investors to avoid a multitude of issues which can potentially result from dealing with a domestic joint venture partner in China.

The following diagram illustrates our corporate structure from and after the Exchange Agreement:

Current Business of our Company

As of August 10, 2010, we, through our wholly owned subsidiary, UHF, commenced the business of developing and integrating off-the-shelf and proprietary RFID solutions and began to service contracts acquired by Shenzhen RPD from DDCT.  We also design and install simple, as well as complex RFID systems used for numerous industries, including the retail  industry as well as the animal management and logistics industries.  Our current focus is on entering into and servicing contracts within China.  However, we intend to pursue sales in other Asian countries in the future, although no assurance can be given that we will be successful in pursuing sales in such other Asian countries.

Radio Frequency Identification (RFID)

RFID encompasses technologies that use radio waves to automatically identify individual items, places or even persons.  Several methods exist for identifying objects using RFID.  The most common method is to encode a serial number that uniquely identifies a person, place or thing.  This information is stored on a microchip that is attached to an antenna.  Together the chip and the antenna are called an RFID transponder or “tag”.  The antenna enables the chip to transmit the identification information to a reader. The reader converts the radio waves into digital data that a computer can identify.

RFID Systems

An RFID system may consist of several components: tags, tag readers, tag programming stations, circulation readers, sorting equipment, tag inventory wands and software to run the system. The purpose of an RFID system is to enable data to be transmitted by a portable device, called a tag, which is read by an RFID reader and processed according to the needs of a particular application. The data transmitted by the tag may provide identification or location information, or specifics about the product tagged, such as price, color, date of purchase and the like.

Types of RFID

In an RFID system, RFID tags are “interrogated”. The tag reader generates a radio frequency “interrogation” signal that communicates with the tags.  The reader also has a receiver that captures a reply signal from the tags, and decodes that signal.  The reply signal from the tags reflects, both literally and figuratively, the tag’s data content.  The reply signal is created as a passive backscatter.

RFID utilizes two basic types of tags.  Passive tags have no power source of their own, while active tags are self powered, usually by some form of battery.

Passive tags generally operate at a maximum distance of 5 meters or less, and have power only when in communication with an RFID reader.  The simplest of these tags is capable of holding in the range of 64 bits of factory written unique data.  While passive RFID tags do not have their own power supply, the minute electrical current induced in the antenna by the incoming radio-frequency scan provides enough power for the tag to send a response to the reader.  The lack of its own power supply makes the device quite small.  At the present, there are passive tags that can be embedded under the skin. The smallest passive tag commercially available today measures 0.2 mm × 0.2 mm and is thinner than a sheet of paper.  Further, passive tags are relatively cheap, typically costing US$0.10 to US$1.00 per tag.

Active tags, which have their own power source, can actively and intensively transmit and process data over greater distances than passive tags.  Active tags can communicate with readers in excess of 100 meters and need much less signal from the RFID reader than passive tags. Active RFID tags can also contain sensors and data loggers to record and transmit information.  Active tags are more expensive than passive tags, typically costing US$10.00 to US$30.00 per tag.

Our Products

The software and hardware utilized to build an RFID solutions system depend on the needs and objectives of each customer.  While UHF, through Shenzhen RPD, can build and install simple RFID systems, it also specializes in complex systems where its proprietary software and engineering can be best utilized.  Currently we do not utilize systems integrators or resellers and handle 100% of the sales and implementation ourselves.

RFID Software

For simple RFID systems, we utilize third party off the shelf software.  This software can be used “as is” or customized by our software engineers.  Complex RFID systems utilize the proprietary software that has been developed and refined by Shenzhen RPD since 2006.  We have the ability, through our software engineers, to design custom software applications for any use and can integrate the GPS technology into applications where it is required.

RFID Hardware

Depending upon the application, we can use existing off the shelf RFID readers and antennas or they can build custom hardware.  Currently, we manufacture over 20 different readers and antennas along with numerous hardware components.

RFID Industry

The RFID industry can broadly be segmented into the following 4 areas:
•	Tag manufactures and sellers;
•	Software developers;
•	System vendors; and
•	System integrators.

Tag manufacturers focus in the manufacturing of passive and active tags.  Manufacturers of RFID tags include large multinational companies like Phillips Corporation and Hitachi, Ltd.  to small boutique firms located in the US, in China and in other countries. Tag manufacturers sell primarily to system vendors and integrators.

RFID software developers can be broken into three sub-groups.  Enterprise software systems, broad user based systems and custom applications.  Large companies such as Microsoft Corporation and Sun Microsystems, Inc.  are focusing their efforts on developing small user based interfaces that integrate RFID capabilities in their existing software.  Enterprise developers typically focus their efforts on developing off the shelf software that can be used in RFID applications that require little or no software modifications.  The smallest group of RFID software developers focuses on the development of RFID technology for custom applications.  These companies can custom design RFID systems for virtually any use.

System vendors and system integrators make up the vast majority of companies competing in the RFID market.  These companies either engage in the business of purely selling off the shelf systems (system vendors) or selling off the shelf systems and simultaneously acting as consultants to install the RFID system and facilitating any software modifications with the developer (system integrators).

We believe that we are unique in the RFID market place as we are one of the few vertically integrated RFID system suppliers.  For simple applications, we can modify off the shelf software, obtain off the shelf readers and install the system.  We can also develop complex RFID systems using our own proprietary software, build custom readers, install and modify systems and manage systems for clients.  We have the capacity and capability to provide everything to a client except the manufacturing of RFID tags.

Chinese RFID Industry

According to IDTechEx, the global RFID market achieved rapid growth in 2007, and total market value reached US$4.96 billion. Spending on RFID in East Asia was approximately US$2.7 billion in 2007, of which US$1.9 billion was spent in China alone.  China has perennially been in the top 3 counties in terms of RFID spending, as reported by technology research firm, IDTechEx.  In 2007, funds spent on RFID projects in China was estimated at nearly US$2 billion, surpassing expenditures in the US and Japan for the first time.  The increase was fueled by the implementation of the national ID card program where every Chinese citizen was provided an ID card with RFID technology.  In 2009, RFID expenditures in the US and Japan moved ahead of China, but we believe, though no assurance can be given, that the vast population in China will ensure an expanding market for years to come.

In 2009, the RFID market grew to US$5.56 billion, having almost tripled in five years and up from US$5.25 billion in 2008. This includes tags, readers and software/services for RFID cards, labels, fobs and all other form factors. The majority of such amount consists of costs for RFID cards and their associated services – totaling US$2.99 billion. The market for RFID is growing and a large amount of the amount spent on this technology is due to government-led RFID schemes, such as those for transportation, national ID (contactless cards and passports) and military and animal tagging. The largest database of RFID projects in the world is the IDTechEx RFID Knowledgebase, which currently stands at 3900 projects in 111 countries.  China and the U.S. spend, by far, the most money on RFID.

Within the RFID industry, a major part of the growth has come from existing applications such as security/access control, automobile immobilization, animal tracking and toll collection. However, emerging applications in security-based solutions, contactless payments, and supply chain management are in late testing stages and are expected to present significant new market opportunities. In particular, use of RFID technology in conjunction with contactless payment cards and Wi-Fi has emerged as a substantial opportunity for RFID vendors.

The Chinese government is also embracing the use of RFID technology.  RFID has been utilized in the national ID card program and currently there are several tests underway to use RFID technology to prevent counterfeiting of goods, as well as to help secure the food chain in China.  In November 2009, Premier Wen Jiabao of China emphasized his country’s focus on the key technology of “the Internet of Things and Sensor Network” and during September 2009, RFID was listed in the “Direction of Investment for Reformation and Technical Progress of Electronic Information Industry” by the National Development and Reform Commission of China.  It is anticipated that the Chinese RFID market will continue to grow rapidly in the years to come in light of the support received from the Chinese Central Government.

Currently there are relatively few companies within China that can design and implement large complex RFID systems.  There are relatively few companies in China that currently can handle the demand.  Texas Instruments Inc. (USA), ST Microelectronics (Switzerland), Infineon Technologies AG (Germany) , Amtel Corporation (USA) and other large foreign RFID companies have won contracts that the few large existing Chinese RFID  companies, such as, Invengo Information Technology Co., Ltd.  have been unable to fill.  With the proliferation of RFID in everyday life for consumers, equipment manufacturers, livestock, logistics, warehousing, shipping and a multitude of other applications, we believe that the sheer size of the Chinese population creates an excellent opportunity for us.

While we have sold systems throughout the world (including Pakistan, Taiwan and Saudi Arabia), we will focus its sales efforts in Asia, and primarily China for the next 12 months.

Our Sales and Marketing

As we move from the research and development phase to the commercialization stage, we intend to develop a permanent sales and marketing organization within the Company.  Once such organization is completed, the Company intends to implement the following sales and marketing activities.  However, no assurance can be given that we will be successful in implementing such activities:

•	Establishment of a sales and marketing team based in Shenzhen focused on non-governmental sales, consisting of 1 Vice President, 2 sales representatives and a Manager of Resellers
•	Establishment of a resellers team based in Shenzhen, consisting of 1 Vice President
•	Establishment of a sales and marketing team based in Shenzhen focused on governmental sales, consisting of 1 Vice President and lead by Mr. Su and his extensive contacts in Government
•	Establishment of sales offices in Shanghai and Beijing

Our sales goals and targeted milestones from 2010 to 2013 are as follows:

Third and Fourth Quarter of 2010- to the Fourth Quarter of 2011
•	Using the anticipated success of existing trial installations, leverage into large, long term contracts
•	Focus preliminary sales efforts on large sales opportunities in China in power metering and tobacco inventory
•	Commence the establishment of quality resellers in North America and Europe
•	Continue research and development activities on traditional RFID and in the Internet of Things (self-configuring wireless network)

First Quarter of 2012- to the Fourth Quarter of  2013
•	Develop sales channels in the pharmaceutical, warehousing and manufacturing sectors
•	Expand in tobacco the tobacco industry to include counterfeit protection.
•	Establish sales offices in North America and Europe
•	Expand our dedicated sales force in China

Our Customers

We are currently working to secure three contracts with the following entities with which we currently have test contracts: Henan Electric Power Company, Lilanz Stores and Xiangyun Tobacco Company.

Henan Electric Power Company

Henan Electric Power Company (“HEPC”) maintains and operates the provincial power transmission network in the Henan province of China.  Its transmission network is an integral part of the Central China Power Network, which covers Henan, Hubei, Hunan, and Jiangxi provinces. The Henan power transmission network includes seventy-two 220 KV transmission lines with a total length of 4,749 km. It is connected to the CCPN via one 500KV and two 220KV transmission lines, receiving power from the south in the summer when the Yangtze River is at its highest level and sending power to the south in winter when the Yangtze River is at its lowest level. Henan Province is located in eastern central China and has a total area of 103,768.98 square miles and a population of over 92 million, making it China’s second most populous province.

HEPC provides electrical power to over 100 million homes and businesses in Hunan province, PRC.  It has signed a test contract with UHF wherein UHF has undertaken to provide inventory control of electric meters that form part of HEPC’s inventory and are in current use.  UHF will use RFID tags to identify the manufacturer of the meters, when and where they were installed, as well as log all repairs and replacement activities on such meters.  The initial test contract between HEPC and UHF encompasses the installation of tags, software and readers on 20,000 electric meters.  UHF is also in the process of completing a letter of intent with HEPC, which states that upon the successful completion of the test contract, HEPC will grant UHF a seven year contract for over 100 million meters in Hunan province.

Lilanz Stores

Lilanz Stores (“Lilanz”) is one of the leading brands of menswear in China.  Lilanz has entered into a test contract with UHF to utilize RFID technology as a sales aid for Lilanz.

All clothing in the Lilanz test store contains has been equipped with an RFID tag.  When a Lilanz customer takes the article of clothing into the change room, it passes through an RFID reader which gathers information about that particular piece of clothing and displays the same on a computer screen.  The reader also displays other items that compliment the clothing brought into the change room.  For example, if a man takes a blue suit into the change room, the reader identifies the exact suit and produces a list of shirts, ties, sock and shoes that will match the suit.  The system will also produce a list of other suits that may appeal to the customer.

UHF has successfully completed the trial in one Lilanz store and Lilanz has requested additional functionality and had refined its requirements.  Once the second test with the revised requirements is completed, Lilanz will implement the program in all of its 2,500 stores.

Xiangyun Tobacco Company

Xiangyun Tobacco Company (“Xiangyun”) is a large tobacco producer in Yunnan province, China.  UHF has developed a custom RFID system for Xiangyun that identifies and manages different brands, quality and types of tobacco produced by Xiangyun.   The system developed by UHF not only manages inventory but is instrumental in helping Xiangyun manage the blending of tobacco for the many brands it sells.  The system also provides inventory management for the brands produced.

Other Projects

The following projects were completed by DDCT, whose operating assets and IP rights were acquired by Shenzhen RPD on March 5, 2010.  These projects enable the testing of its products in a “live” environment by making sales while developing and refining software and hardware.  The following is a sampling of the RFID solutions provided to customers:

•	Parking lot logistics
Customer:	Yichang City Government
Location:	Yichang City, Hubei Province
Type of RFID application:	Parking lot management to determine vacant stalls and amounts charged for parking
Hardware sold:	RFID card readers
Software sold:	Modified 3rd party software
Date:	May 2008

•	Mine truck logistics
Customer:	Hubei Provincial Government
Location:	Yichan, Hubei Province
Type of RFID application:	Identification of mining trucks and calculation of the weight of ore mined for tax purposes
Hardware sold:	RFID readers, tags and card holders
Software sold:	Modified 3rd party software
Date:	August 2008

•	Person management in world Buddhist forum
Customer:	China Mobile
Location:	Wuxi, Jiangsu province / Taipei, Taiwan
Type of RFID application:	Provide security for entrance to the 2008 and 2009 World Buddhist Forums - integration of RFID and GPS technology to provide exact location attendees at all times
Hardware sold:	RFID readers, tags, card holders and GPS
Software sold:	Modified 3rd party software integrated with GPS
Date:	August 2008 - August 2009

•	Tobacco counterfeiting
Customer:	Hong Tu Po Tobacco Company
Location:	Dali, Yunnan Province
Type of RFID application:	Provide protection against counterfeiting of brand name cigarettes by providing unique RFID tags
Hardware sold:	RFID readers, tags, card holders and GPS
Software sold:	Modified 3rd party software integrated with GPS
Date:	June 2009

•	Freeway toll
Customer:	National Database and Registration Authority
Location:	Pakistan
Type of RFID application:	Automatic collections and calculation of cars entering and existing a portion of a Pakistani freeway.
Hardware sold:	RFID readers, tags, card holders and GPS
Software sold:	Modified 3rd party software integrated with GPS
Date:	January 2009

Production and Quality Control

All products and software designed, manufactured and programmed by us goes through rigorous quality control.  Every hardware component is put through the equivalent of one full year of use, while our software is tested for a period of 60 days before going “live” with customers.  We have a dedicated team of Quality Assurance engineers that work on each project to ensure that all hardware and software is functioning at 100% capacity.

Logistics and Inventory

The sales cycle for a typical RFID contract is 4 to 9 months and we do not have to carry any significant inventory for the manufacturing of RFID hardware.

Seasonality

Our Company’s operating results are not affected by seasonality.

Competition

The RFID market is rapidly evolving and is expected to become more competitive in the near future.  Some of our competitors have established a market position more prominent than ours and if we fail to attract and retain customers and establish a successful distribution network for our RFID systems, we may be unable to increase our sales and market share.  We compete with major international and local companies including Texas Instruments Inc., ST Microelectronics, Infineon Technologies AG, Amtel Corporation and Invengo Information Technology Co., Ltd.  Some of these companies are older and more established than us, with established manufacturing and software development capabilities.  Further, some of our competitors are well-capitalized and benefit from earlier development advantages.  We also expect that our future competition will include new entrants to the RFID market offering new technological solutions.  However, we believe that the cost and performance of our technologies, products and services will have advantages compared to the technologies, products and services offered by our competitors.  Further, some of our competitors are large enterprises which we believe have inflexible operations.  In addition, some of our competitors receive less government support.  We believe that we also have the following advantages over our competitors:

1.      Our Cost Advantage

We are a small company with limited overhead.  Our size and our specialization in custom RFID systems means we can quickly respond to sales opportunities and a customers unique needs.

2.      Our Relationship with Shenzhen Bureau of Science and Technology

We have received financial and intellectual support from the Shenzhen Bureau of Science and Technology.  Our relationship with the Shenzhen Bureau of Science and Technology has many benefits including:

•	Access to engineering prowess;

•	Access to established technology in the RFID arena;

•	Access for bidding on government contracts; and

•	Credibility within the utilities industry because it has long-standing relationships and operating history within the industry.

Research and Development

We have a dedicated research and development team, lead by our CEO Mr. Su. Our research and development activities keep a close eye on the RFID industry and also look at utilizing RFID solutions in areas where the technology is currently not utilized.  Current research and development activities are focused on the Internet of Things and how RFID technology can be adapted to support this futuristic concept.  Through our CEO, Mr. Su, UHF is part of a group of companies working with the Chinese government to establish China as a leader in the development and implementation of the Internet of Things.

Intellectual Properties and Licenses

We believe that our management and staff are leaders in the design and manufacture of high performance RFID management and logistics systems.  This includes the design and manufacturing of RFID readers and hardware, the development of proprietary software, as well as the modification of third party RFID software for simple applications. Our research and development activities have produced a tremendous amount of intellectual property and in the next twenty-four (24) months, we plan to file upwards of ten (10) new patents in China.  In addition to the intellectual property currently being developed, we also have two active patents filed in China, as follows:

1.              Patent number ZL 200710073223.0, is an algorithm patent for RFID reader software.  This patent enables UHF software to accurately read multiple targets that pass through our  RFID readers rapidly (thousands per second) with significantly higher accuracy than the rest of the RFID industry.  This patent provides us with a significant competitive advantage as most RFID software has difficulty reading multiple targets passing through RFID readers in rapid succession.  This patent enables us to have reached a reading accuracy in excess of 99.1% compared to industry averages of 96.6%.

2.              Patent number ZL 200710073224.5, is a principle reading method patent for our RFID reader’s electrical circuit structures.  This patent enables our RFID readers to overcome blind spots during the tag reading which enables the readers to read RFID signals even when the target readings are in the trough of a wave.  This patent also provides us with a significant competitive advantage as most RFID readers have “wave length blind spots” that reduce the number of tags that can be recognized and accurately read.  The patent also enables us to achieve much higher RFID reader whole space readability than our competitors.

We intend to take all necessary precautions to protect our intellectual property.  Aside from registering our trademarks with the State Trademark Administration to protect our intellectual property, we have also engaged qualified legal professionals tasked to conduct the necessary market research to ensure that our intellectual property is not being violated.  However, no assurance can be given that we will be able to protect or enforce our intellectual property rights.  In the event of any infringement upon our intellectual property rights, we will pursue all legal rights and remedies available to us.

Employees

The following table sets forth the number of our employees for each of our areas of operations and as a percentage of our total workforce as of August 9, 2010:

	Number of Employees	% of Employees
Production	1	8%
Sales and Marketing and Quality Assurance	1	8%
Purchasing	1	8%
Finance	1	8%
Management and Administration	2	17%
Technology and Project Development	3	25%
Research and Development	2	17%
Administration and Logistics	1	8%
TOTAL	12	100%

We have 12 employees, most of whom will shortly transition from their current employment at DDCT and sign employment contracts and confidentiality agreements with UHF. Generally, the employment contract is 5 to 10 years for senior management personnel; 3 years for middle management personnel, marketing staff, technicians and other special staff; and 2 years for the rest. For non-experienced staff, the employment contract is 1 year. We believe that our relationship with our employees is good.

We believe that we are in full compliance with Chinese labor laws and regulations and are committed to providing safe and comfortable working conditions and accommodations for our employees.  We believe in the importance of maintaining our social responsibilities, and we are committed to providing employees with a safe, clean and comfortable working environment and accommodations. Our employees are also entitled to time off during public holidays. In addition, we frequently monitor contract manufacturers’ working conditions to ensure their compliance with related labor laws and regulations. We believe we are in full compliance with our obligations to provide pension benefits to our workers, as mandated by the PRC government. We seek to strictly comply with Chinese labor laws and regulations, and offer reasonable wages, life insurance and medical insurance to our workers.

Governmental Regulations

This section sets forth a summary of the most significant regulatory requirements that affect our business activities in China.

 Compliance with Circular 75, Circular 106 and the 2006 M&A Regulations

China’s State Administration of Foreign Exchange (“SAFE”) issued a public notice known as “Circular 75” in October 2005, requiring PRC residents to register with the local SAFE branch before establishing or acquiring the control of any company outside of China for the purpose of financing that offshore company with assets or equity interest in a PRC company. PRC residents that are shareholders of offshore special purpose companies established before November 1, 2005 were required to conduct the overseas investment registration with the local SAFE branch before March 31, 2006, and once the special purpose vehicle has a major capital change event (including overseas equity or convertible bonds financing), the residents must conduct a registration relating to the change within 30 days of occurrence of the event. On May 29, 2007, the SAFE issued an additional notice known as “Circular 106,” clarifying some outstanding issues and providing standard operating procedures for implementing the prior notice. According to the new notice, SAFE sets up seven schedules that track registration requirements for offshore fundraising and roundtrip investments.

Likewise, the “Provisions on Acquisition of Domestic Enterprises by Foreign Investors,” issued jointly by the Ministry of Commerce (“MOFCOM”), State-owned Assets Supervision and Administration Commission, State Taxation Bureau, State Administration for Industry and Commerce, China Securities Regulatory Commission and SAFE in September 2006, impose approval requirements from MOFCOM for “round-trip” investment transactions, including acquisitions in which equity was used as consideration.

Dividend Distribution

The principal laws, rules and regulations governing dividends paid by our PRC operating subsidiary include the Company Law of the PRC (1993), as amended in 2006, Wholly Foreign Owned Enterprise Law (1986), as amended in 2000, and Wholly Foreign Owned Enterprise Law Implementation Rules (1990), as amended in 2001. Under these laws and regulations, our PRC subsidiary may pay dividends only out of its accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiary is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its statutory surplus reserve fund until the accumulative amount of such reserve reaches 50% of its respective registered capital. These reserves are not distributable as cash dividends.  The board of directors of a wholly foreign-owned enterprise has the discretion to allocate a portion of its after-tax profits to its staff welfare and bonus funds.  After the allocation of relevant welfare and funds, the equity owners can distribute the rest of the after-tax profits provided that all the losses of the previous fiscal year have been made up.

Environmental Protection Regulations

The PRC has expressed a concern about pollution and other environmental hazards. Although we believe that we comply with current national and local government regulations, if it is determined that we are in violation of these regulations, we can be subject to financial penalties as well as the loss of our business license, in which event we would be unable to continue in business. Further, if the national or local government adopts more stringent regulations, we may incur significant costs in complying with such regulations. If we fail to comply with present or future environmental regulations, we may be required to pay substantial fines, suspend production or cease operations. Any failure by us to control the use of, or to restrict adequately the discharge of, hazardous substances could subject us to potentially significant monetary damages and fines or suspensions in our business operations.

Foreign Exchange Controls

In August 2008, the Foreign Exchange Bureau issued the Foreign Exchange Administration Regulation, as amended. Under the Regulation, the Renminbi (“RMB”) is freely convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment, loans and investments in securities outside of China, unless the prior approval of the SAFE is obtained and prior registration with the SAFE is made. These limitations could affect the PRC company’s ability to obtain foreign exchange through debt or equity financing. This could negatively impact our financial performance as it may limit our ability to reallocate capital and to take advantage of market opportunities.

 On August 29, 2008, SAFE promulgated a notice entitled Circular 142, regulating the conversion by a foreign-invested company of foreign currency into RMB by restricting the use of converted RMB. The notice requires that the registered capital of a foreign-invested company settled in RMB converted from foreign currencies may only be used for purposes within the business scope stated in the business license and may not be used for equity investments within PRC. In addition, SAFE strengthened its supervision of the flow and use of the registered capital of a foreign-invested company settled in RMB converted from foreign currencies. The use of such RMB capital may not be changed without SAFE’s prior approval, and may not in any case be used to repay RMB loans if the proceeds of such loans have not been used.

Since a significant amount of our future revenue will be denominated in RMB, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in RMB to fund our business activities outside China that are denominated in foreign currencies. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

Compliance with Environmental Laws

We are required to comply with several domestic environmental protection laws and regulations, including Environmental Protection Law of the People’s Republic of China, Law of the People’s Republic of China on Prevention and Control of Water  Pollution, Law of the People’s Republic of China on the Prevention and Control of Atmospheric Pollution, Law of the People’s Republic of China on the Prevention and Control of Environmental Pollution by Solid Waste, Law of the People’s Republic of China on Prevention and Control of Pollution From Environmental Noise, Law of the People’s Republic of China on Appraising of Environment Impact and Regulations on the Administration of Construction Project Environmental Protection.

In accordance with the Environmental Protection Law of the People’s Republic of China adopted by the Standing Committee of the National People’s Congress on December 26, 1989, the bureau of environmental protection of the State Council sets the national guidelines for the discharge of pollutants. The provincial and municipal governments of provinces, autonomous regions and municipalities may also set their own guidelines for the discharge of pollutants within their own provinces or districts in the event that the national guidelines are inadequate. The subdivision environmental protection laws on control of pollution of water, air, solid waste and noise set more detailed rules, standards and specifications with respect to their areas of regulation.

Pursuant to the Environmental Protection Law and its subdivision laws, a company or enterprise which causes environmental pollution and discharges other polluting materials which endanger the public should implement environmental protection methods and procedures into their business operations. This may be achieved by setting up a system of accountability within the company’s business structure for environmental protection; adopting effective procedures to prevent environmental hazards such as waste gases, water and residues, dust powder, radioactive materials and noise arising from production, construction and other activities from polluting and endangering the environment. The environmental protection system and procedures should be implemented simultaneously with the commencement of and during the operation of construction, production and other activities undertaken by the company. Any company or enterprise which discharges environmental pollutants should report and register such discharge with relevant bureaus of environmental protection and pay any fines imposed for the discharge. A fee may also be imposed on the company for the cost of any work required to restore the environment to its original state. Companies which have caused severe pollution to the environment are required to restore the environment or remedy the effects of the pollution within a prescribed time limit.

In addition, the Law of the People’s Republic of China on Appraising of Environment Impact Issued by the National People’s Congress of China which came into effect on September 1, 2003 provides the methods and institutions for analyzing, predicting and appraising the impact of operation and construction projects that might incur after they are carried out. In case a construction project of any company or enterprise fails to pass the examination, the construction may not be started. Regulations on the Administration of Construction Project Environmental Protection Issued by the State Council of China which came into effect on November 29, 1998 provide that the building of construction projects having impacts on the environment within the territory of the People’s Republic of China shall compile or submit a report on environmental impact, a statement on environmental impact or  a registration form on environmental impact in accordance with the extent of environmental impact of construction projects.

REPORTS TO SECURITY HOLDERS

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission and our filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov. The public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-732-0330. The SEC also maintains an Internet site that contains reports, proxy and formation statements, and other information regarding issuers that file electronically with the SEC, at http://www.sec.gov.

A copy of any public filing is also available, at no charge, by contacting us at 3723 E. Maffeo Road, Phoenix, Arizona  85050, USA. The Company’s main telephone number is 516-659-6677.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Form 8-K before making an investment decision with regard to our securities. The statements contained in or incorporated into this Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business and Industry

Our limited operating history makes it difficult to evaluate our future prospects and results of operations.

UHF, which commenced business in 2006 (through its wholly owned subsidiary Shenzhen RPD), has a limited operating history. Accordingly, you should consider our future prospects in light of the risks and uncertainties experienced by early-stage companies in evolving industries in China.  Some of these risks and uncertainties relate to our ability to:

•	Maintain our market position

•	Respond to competitive market conditions

•	Increase awareness of our UHF brand

•	Respond to changes in our regulatory environment

•	Maintain effective control of our costs and expenses

•	Raise sufficient capital to sustain and expand our business

•	Attract, retain and motivate qualified personnel

If we are unsuccessful in addressing any of these risks and uncertainties, our business may be materially and adversely affected.

If we fail to implement our business strategy, our financial performance and our growth could be materially and adversely affected.

Our future financial performance and success are dependent in large part upon our ability to implement our business strategy successfully. Our business strategy envisions several initiatives, including driving revenue growth and enhancing operating results by increasing adoption of our products by targeting high-growth segments, establishing successful distribution networks in our target markets for our products, anticipating customer needs in the development of system-level solutions, strengthening our technology leadership while lowering cost and pursuing targeted strategic acquisitions and alliances. We may not be able to implement our business strategy successfully or achieve the anticipated benefits of our business plan. If we are unable to do so, our long-term growth and profitability may be adversely affected. Even if we are able to implement some or all of the initiatives of our business plan successfully, our operating results may not improve to the extent we anticipate, or at all. Implementation of our business strategy could also be affected by a number of factors beyond our control, such as increased competition, legal developments, government regulation, general economic conditions or increased operating costs or expenses. In addition, to the extent we have misjudged the nature and extent of industry trends or our competition; we may have difficulty in achieving our strategic objectives. Any failure to implement our business strategy successfully may adversely affect our business, financial condition and results of operations. In addition, we may decide to alter or discontinue certain aspects of our business strategy at any time.

We will require additional funds to expand our operations.

In connection with the development and expansion of our business, we will incur significant capital and operational expenses. We do not presently have any funding commitments.  If we are unable to obtain additional funding, we may be unable to expand our business or finance the growth of our existing business, which may impair our ability to operate profitably.

Further, because of the worldwide economic downturn, we may not be able to raise any additional funds that we require on favorable terms, if any.  The failure to obtain necessary financing may impair our ability to manufacture our products and continue in business.

Our business is subject to our customers’ capital budget because we sell capital equipment and systems, and we may suffer delays or cancellations of orders as a result of the effects of the worldwide economic downturn.

Our customers purchase our software and equipment as part of their capital budget. As a result, we are dependent upon receiving orders from companies that are either expanding their business, commencing a new business, upgrading their capital equipment or who otherwise require capital equipment. Our business is therefore dependent upon both the economic health of these industries and our ability to offer products that meet regulatory requirements, including environmental requirements of these industries and are cost justifiable, based on potential cost savings in using our equipment in contrast to existing equipment or equipment offered by others.   We cannot predict the extent that the market for capital equipment for RFID systems will be affected.  However, any economic slowdown can affect all purchasers and manufactures of capital equipment, and we cannot assure you that our business will not be significantly impaired as a result of the worldwide economic downturn.

We are subject to particularly lengthy sales cycles.

We are subject to lengthy sale cycles that may last over nine months.  These lengthy and challenging sales cycles may mean that it could take longer before our sales and marketing efforts result in revenue, if at all, and may have adverse effects on our operating results, financial condition, cash flows and stock price.

If we fail to introduce enhancements to our existing products or to keep abreast of technological changes in our markets, our business and results of operations could be adversely affected.

Although certain technologies in the industries that we occupy are well established, we believe our future success depends in part on our ability to enhance our existing products and develop new products in order to continue to meet customer demands. Our failure to introduce new or enhanced products on a timely and cost-competitive basis, or the development of processes that make our existing technologies or products obsolete, could harm our business and results of operations.

Because we face intense competition from other companies for our operating segment, many of which have greater resources than we do, we may not be able to compete successfully and we may lose or be unable to gain market share.

The markets for products in our business segments are intensely competitive. Many of our competitors have established more prominent market positions, and if we fail to attract and retain customers and establish successful distribution networks in our target markets for our products, we will be unable to increase our sales. Many of our existing and potential competitors have substantially greater financial, technical, manufacturing and other resources than we do. Our competitors’ greater size in some cases provides them with a competitive advantage with respect to manufacturing costs because of their economies of scale and their ability to purchase raw materials at lower prices, as well as securing supplies at times of shortages. Many of our competitors also have greater brand name recognition, more established distribution networks and larger customer bases. In addition, many of our competitors have well-established relationships with our current and potential customers and have extensive knowledge of our target markets. As a result, they may be able to devote greater resources to the research, development, promotion and sale of their products or respond more quickly to evolving industry standards and changes in market conditions than we can. Our failure to adapt to changing market conditions and to compete successfully with existing or new competitors may materially and adversely affect our financial condition and results of operations.

The success of our businesses will depend on our ability to effectively develop and implement strategic business initiatives.

We are currently implementing various strategic business initiatives. In connection with the development and implementation of these initiatives, we will incur additional expenses and capital expenditures to implement the initiatives. The development and implementation of these initiatives also requires management to divert a portion of its time from day-to-day operations. These expenses and diversions could have a significant impact on our operations and profitability, particularly if the initiatives included in any new initiative proves to be unsuccessful. Moreover, if we are unable to implement an initiative in a timely manner, or if those initiatives turn out to be ineffective or are executed improperly, our business and operating results would be adversely affected.

Failure to successfully reduce our production costs may adversely affect our financial results.

A significant portion of our strategy relies upon our ability to successfully rationalize and improve the efficiency of our operations. In particular, our strategy relies on our ability to reduce our production costs in order to remain competitive. If we are unable to continue to successfully implement cost reduction measures, especially in a time of a worldwide economic downturn, or if these efforts do not generate the level of cost savings that we expect going forward or result in higher than expected costs, there could be a material adverse effect on our business, financial condition, results of operations or cash flows.

If we are unable to make necessary capital investments or respond to pricing pressures, our business may be harmed.

In order to remain competitive, we need to invest in research and development, manufacturing, customer service and support and marketing. From time to time, we also have to adjust the prices of our products to remain competitive. We may not have available sufficient financial or other resources to continue to make investments necessary to maintain our competitive position.

We do not have long term contracts with our customers and our customers have the ability to terminate their relationship with us at any time, which could cause a material adverse effect on our results of operations.

We do not have written long term agreements with our customers for the ongoing purchase of additional RFID systems.   As a result, our customers may, without notice or penalty, terminate their relationship with us at any time or delay the delivery of products on relatively short notice.  We cannot assure you that any of our current customers will continue to purchase our products in the future.  Additionally, even if customers decide to continue their relationship with us, there can be no guarantee that they will purchase the same amounts of products as in the past.  Any loss of a customer, or decrease in the volume of products purchased by a customer could have a material adverse effect on our business, operating results and financial condition. There is no assurance that any of these customers will continue to contribute to our total sales revenue in subsequent years.  Under present conditions, the loss of any one of these customers could have a material effect on our performance, liquidity and prospects.  To reduce this risk, we continue to build our sales pipeline and diversify our product line.

We may incur design and development expenses and purchase inventory in anticipation of orders which are not placed.

In order to transact business, we assess the integrity and creditworthiness of our customers and suppliers and we may, based on this assessment, incur design and development costs that we expect to recoup over a number of orders produced for the customer.  Such assessments are not always accurate and expose us to potential costs, including the write off of costs incurred and inventory obsolescence if the orders anticipated do not materialize.  We may also occasionally place orders with suppliers based on a customer’s forecast or in anticipation of an order that is not realized.  Additionally, from time to time, we may purchase quantities of supplies and materials greater than required by customer orders to secure more favorable pricing, delivery or credit terms.  These purchases can expose us to losses from cancellation costs, inventory carrying costs or inventory obsolescence, and hence adversely affect our business and operating results.

We derive the majority of our revenues from sales in the PRC and any downturn in the Chinese economy could have a material adverse effect on our business and financial conditions.

A substantial portion of our revenues are generated from sales in the PRC.  We anticipate that revenues from sales of our products in the PRC will continue to represent a substantial portion of our total revenues in the near future.  Our sales and earnings can also be affected by changes in the general economy since purchases of RFID systems are generally discretionary for our customers in times of economy downturn.   Adverse changes in the economic factors may restrict customer budgeting on system improvement, thereby negatively affecting our sales and profitability.

We are subject to market risk through our sales to international markets.

A growing percentage of our sales may derive from international markets.   These operations are subject to risks that are inherent in operating in foreign countries, including the following:

•	Foreign countries could change regulations or impose currency restrictions and other restraints

•	Changes in foreign currency exchange rates and hyperinflation or deflation in the foreign countries in which we operate

•	Exchange controls

•	Some countries impose burdensome tariffs and quotas

•	Political changes and economic crises may lead to changes in the business environment in which we operate

•	International conflict, including terrorist acts, could significantly impact our financial condition and results of operations

•	Economic downturns, political instability and war or civil disturbances may disrupt distribution logistics or limit sales in individual markets.

If our third party sales representatives and distributors fail to adequately promote, market and sell our products, our revenues could significantly decrease.

A significant portion of our product sales are made through third party sales representative organizations, whose members are not our employees.  Our level of sales depends on the effectiveness of these organizations, as well as the effectiveness of our own employees.   If any of the third party sales representative organizations engaged by us fails to adequately promote, market and sell our products, our revenues could be significantly decreased until we can retain a replacement organization or distributor.  Finding replacement organizations and distributors can be a time consuming process during which our revenues could be negatively impacted.  Our success is dependent on these distributors finding new customers and receiving new orders from existing customers.

Unanticipated disruptions in our operations or slowdowns by our suppliers and shipping companies could adversely affect our ability to deliver our products to our customers which could materially and adversely affect our revenues and our relationships with our customers.

Our ability to provide high quality customer service, process and fulfill orders and manage inventory depends on:

•	The efficient and uninterrupted operation of our contractors, distribution centers

•	The timely and uninterrupted performance of third party suppliers, shipping companies, and dock workers

Any material disruption or slowdown in the operation of our contractors, distribution centers, manufacturing facilities or management information systems, or comparable disruptions or slowdowns suffered by our principal suppliers and shippers could cause delays in our ability to receive, process and fulfill customer orders and may cause orders to be canceled, lost or delivered late, goods to be returned or receipt of goods to be refused.  As a result, our revenues and operating results could be materially and adversely affected.

Our business depends substantially on the continuing efforts of our executive officers and our ability to maintain a skilled labor force and our business may be severely disrupted if we lose their services.

Our future success depends substantially on the continued services of our executive officers, especially Mr. Su (Sammul) Si You, the chairman of our board of directors. We do not maintain key man life insurance on any of our executive officers and directors. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers. In addition, if any of our executives joins a competitor or forms a competing company, we may lose some of our customers. Our executive officers and chairman are parties to contractual agreements as described elsewhere in this Form 8-K. However, if any disputes arise between our executive officers and us, we cannot assure you, in light of uncertainties associated with the Chinese legal system, the extent to which any of these agreements could be enforced in China, where some of our executive officers reside and hold some of their assets.

If we are unable to attract, train and retain technical and financial personnel, our business may be materially and adversely affected.

Our future success depends, to a significant extent, on our ability to attract, train and retain technical, marketing and financial personnel. Recruiting and retaining capable personnel, particularly those with expertise in our chosen industries, are vital to our success. There is substantial competition for qualified technical and financial personnel, and there can be no assurance that we will be able to attract or retain our technical and financial personnel. If we are unable to attract and retain qualified employees, our business may be materially and adversely affected.

Our failure to protect our intellectual property rights may undermine our competitive position, and litigation to protect our intellectual property rights or defend against third-party allegations of infringement may be costly.

We rely primarily on trade secret and contractual restrictions to protect our intellectual property. Nevertheless, these afford only limited protection and the actions we take to protect our intellectual property rights may not be adequate. As a result, third parties may infringe or misappropriate our proprietary technologies or other intellectual property rights, which could have a material adverse effect on our business, financial condition or operating results. In addition, policing unauthorized use of proprietary technology can be difficult and expensive. Litigation may be necessary to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others and the enforcement of intellectual property rights in China may be difficult. We cannot assure you that the outcome of any litigation will be in our favor. Intellectual property litigation may be costly and may divert management attention as well as expend our other resources away from our business. An adverse determination in any such litigation will impair our intellectual property rights and may harm our business, prospects and reputation. In addition, we have no insurance coverage against litigation costs and would have to bear all costs arising from such litigation to the extent we are unable to recover them from other parties. The occurrence of any of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

We may receive notice of claims of infringement of other parties’ proprietary rights.  Such actions could result in litigation and we could incur significant costs and diversion of resources in defending such claims.  The party making such claims could secure a judgment awarding substantial damages, as well as injunctive or other equitable relief.  Such relief could effectively block our ability to make, use, sell, distribute or market our products in such jurisdiction.  We may also be required to seek licenses to such intellectual property.  We cannot predict, however, whether such licenses would be available or, if available, that such licenses could be obtained on terms that are commercially reasonable and acceptable to us.  The failure to obtain the necessary licenses or other rights could delay or preclude the sale, manufacture or distribution of our products and could result in increased costs to us.

Implementation of China’s intellectual property-related laws has historically been lacking, primarily because of ambiguities in China’s laws and difficulties in enforcement. Accordingly, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries.

We have limited business insurance coverage.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business insurance products. We do not have any business liability or disruption insurance coverage for our operations in China. Any business disruption, litigation or natural disaster may result in our incurring substantial costs and the diversion of our resources.

Corporate insiders or their affiliates may be able to exercise significant control matters requiring a vote of our stockholders and their interests may differ from the interests of our other stockholders.

Our officers and directors collectively own approximately 35.64% of the outstanding shares of our common stock.   As a result, these officers and directors may be able to exercise significant control over matters requiring approval by our stockholders. Matters that require the approval of our stockholders include the election of directors and the approval of mergers or other business combination transactions. Certain transactions are effectively not possible without the approval of these officers and directors by virtue of their control, including, proxy contests, tender offers, open market purchase programs or other transactions that can give our stockholders the opportunity to realize a premium over the then-prevailing market prices for their shares of our common stock.

 We will be required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act

Failure to timely comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our debt and equity securities.

We currently are not an “accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended. Section 404 requires us to include an internal control report with our Annual Report on Form 10-K. That report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. As of February 28, 2010, the management of the Company assessed the effectiveness of the Company’s internal control over financial reporting based on the criteria for effective internal control over financial reporting established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) and SEC guidance on conducting such assessments.  Management concluded, during the year ended February 28, 2010 that its internal controls and procedures were not effective to detect the inappropriate application of U.S. GAAP rules.  In this regard, management realized there were material deficiencies in the design or operation of the Company’s internal controls.

Nevertheless, our management has determined that all matters to be disclosed in this report have been fully and accurately reported. We are in the process of improving our processes and procedures to ensure full, accurate and timely disclosure in the current fiscal year, with the expectation of establishing effective disclosure controls and procedures and internal control over financial reporting as soon as reasonably practicable. Our assessment requires us to make subjective judgments and our independent registered public accounting firm may not agree with our assessment.

Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources. We cannot assure you that we will be able to fully comply with Section 404 or that we would be able to conclude that our internal control over financial reporting is effective at fiscal year end. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties. We will continue to consistently improve our internal control over the financial reporting with our best efforts and we plan to engage assistance from outside experts in doing so.

We do not have sufficient GAAP knowledge or SEC reporting experience.

We currently do not have a clear process, schedule, segregation of duties or review with respect to the SEC reporting process or have an accounting and financial reporting team with sufficient knowledge of U.S. GAAP. In additional, we do not have sufficient knowledge of the Sarbanes-Oxley Act.   The Company is committed to remedying the deficiency and weakness and has planned to implement certain remedial measures, including the hiring of a comptroller or other finance personnel with U.S. GAAP and SEC reporting experience, provision of additional training to our accounting personnel on the requirements of U.S. GAAP and SEC reporting requirements to increase their familiarity with those standards and the reassessment of our existing finance and accounting policies and procedures.

Risks Related to Our Corporate Structure

Recent PRC regulations relating to acquisitions of PRC companies by foreign entities may create regulatory uncertainties that could restrict or limit our ability to operate.  Our acquisition of UHF could constitute a Round-trip Investment under the 2006 M&A Rules.

On October 21, 2005, SAFE issued a Circular on Relevant Issues Concerning Foreign Exchange Administration on the Financing and Return Investment by Chinese Domestic Residents through Overseas Special Purpose Companies (“Circular 75”), which became effective on November 1, 2005.  Circular 75 regulates the foreign exchange matters in relation to the use of a “special purpose vehicle” by PRC residents to seek offshore equity financing and conduct “round trip investment” in China.  Under Circular 75, a “special purpose vehicle” or “SPV” refers to an offshore entity established or controlled, directly or indirectly, by PRC residents or PRC entities for the purpose of seeking offshore equity financing using assets or interests owned by such PRC residents or PRC entities in onshore companies, while “round trip investment” refers to the direct investment in China by PRC residents through the “SPV”, including without limitation establishing foreign invested enterprises and using such foreign invested enterprises to purchase or control (by way of contractual arrangements) onshore assets.  Pursuant to Circular 75, (1) a PRC resident shall register with a local branch of the SAFE before he or she establishes or controls an overseas SPV, for the purpose of overseas equity financing (including convertible debt financing); (2) when a PRC resident contributes the assets of or his or her equity interests in a domestic enterprise to an SPV, or engages in overseas financing after contributing assets or equity interests to an SPV, such PRC resident must register his or her interest in the SPV and any subsequent changes in such interest with a local branch of the SAFE; and (3) when the SPV undergoes a material change outside of China, such as a change in share capital or merger or acquisition, the PRC resident shall, within 30 days from the occurrence of the event that triggers the change, register such change with a local branch of the SAFE.  In addition, SAFE issued updated internal implementing rules, or the Implementing Rules in relation to Circular 75.  The Implementing Rules (“Circular 106”) were promulgated and became effective on May 29, 2007.  Circular 106 provides more detailed provisions and requirements regarding the overseas investment foreign exchange registration procedures.  Under Circular 106, the PRC subsidiary of the offshore SPV are prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to their offshore special purpose vehicle parent companies if the SPV shareholders who are PRC residents have not completed foreign exchange registration pursuant to Circular 75.  However, even after the promulgation of Circular 106 there still exist uncertainties regarding the SAFE registration for PRC residents’ interests in overseas companies.  If any PRC resident stockholder of a SPV fails to make the required SAFE registration and amended registration, the onshore PRC subsidiaries of that offshore company may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the offshore entity.  Failure to comply with the SAFE registration and amendment requirements described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.  Because of uncertainty in how the SAFE circulars will be further interpreted and enforced, we cannot be sure how it will affect our business operations or future plans.  For example, Shenzhen RPD’s ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with the SAFE circulars by our PRC resident beneficial holders over whom we have no control.  In addition, we cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the SAFE circulars.   We cannot assure you that such registration will be approved.  Failure by any PRC resident beneficial holder to register as required with the relevant branch of SAFE could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit Shenzhen RPD’s ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

On August 8, 2006, the MOFCOM joined by the State-owned Assets Supervision and Administration Commission of the State Council, the State Administration of Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and SAFE, released a substantially amended version of the Provisions for Foreign Investors to Merge with or Acquire Domestic Enterprises (the “Revised M&A Regulations”), which took effect September 8, 2006.  These new rules significantly revised China’s regulatory framework governing onshore-to-offshore restructurings and foreign acquisitions of domestic enterprises.  Depending on the structure of the transaction, the Revised M&A Regulations require the Chinese parties to make a series of applications and supplemental applications to the aforementioned governmental agencies, some of which must be made within strict time limits and depend on approvals from one or the other of the aforementioned governmental agencies.  These new rules signify greater PRC government attention to cross-border merger, acquisition and other investment activities, by confirming MOFCOM as a key regulator for issues related to mergers and acquisitions in China and requiring MOFCOM approval of a broad range of merger, acquisition and investment transactions.  Further, the new rules establish reporting requirements for acquisition of control by foreigners of companies in key industries, and reinforce the ability of the Chinese government to monitor and prohibit foreign control transactions in key industries.

Among other things, the revised M&A Regulations include new provisions that purport to require that an offshore special purpose vehicle, or SPV, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals must obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange.  On September 21, 2006, the CSRC published on its official website procedures specifying documents and materials required to be submitted to it by SPVs seeking CSRC approval of their overseas listings.  However, the application of this PRC regulation remains unclear with no consensus currently existing among the leading PRC law firms regarding the scope and applicability of the CSRC approval requirement.

If the CSRC or another PRC regulatory agency subsequently determines that CSRC approval was required, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies.  These regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from our proposed public offering into the PRC, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our common stock.  The CSRC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt our proposed public offering before settlement and delivery of the common stock offered thereby.  Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur.

According to the M&A Regulations, a “Related Party Acquisition” is defined as having taken place when a PRC business that is owned by PRC individual(s) is sold to a non-PRC entity that is established or controlled, directly or indirectly, by those same PRC individual(s).  Under the M&A Regulations, any Related Party Acquisition must be approved by MOFCOM and any indirect arrangement or series of arrangements which achieves the same end result without the approval of MOFCOM is a violation of PRC law.

Prior to obtaining the approval from the Commerce Bureau of the City of Shenzhen on April 9, 2010 and the business license from the Guangdong Administration for Industry and Commerce on April 22, 2010, and prior to full payment of the purchase price and UHF purchasing 100% capital stock of Shenzhen RPD (the “UHF Acquisition”), Shenzhen RPD was a PRC business incorporated on April 19, 2006. As of the date on which Shenzhen RPD was incorporated, and at the time when the UHF Acquisition was approved, none of the shareholders of UHF was a PRC citizen. After the UHF Acquisition, UHF became the sole shareholder of Shenzhen RPD. On July 15, 2010, UHF and the Company executed the Share Exchange Agreement (the “Exchange Transaction”) and immediately after the consummation of the Exchange Transaction between UHF and the Company, the shareholders of UHF became significant shareholders.  Mr. Su (Sammul) Si You and others, who are PRC nationals and who have become officers and director of the Company in connection with the Exchange Transaction, and will acquire shares in the Company in conjunction with the UHF Acquisition.

The PRC regulatory authorities may take the view that the UHF Acquisition and Exchange Transaction are part of an overall series of arrangements which constitute a round-trip investment under PRC 2006 M&A Rules because the PRC individuals could collectively become the effective controlling party of a foreign entity (UHF) that acquired ownership of a PRC entity (RPD). As such, the PRC regulatory authorities may require registration with and/or approval by the MOFCOM and/or the State Administration for Industry and Commerce (“SAIC”).  If such registration or approval is required, we cannot assure you that we may be able to complete such registration or obtain such approval.

If the PRC regulatory authorities take the view that the UHF Acquisition constitutes a round-trip investment without approval, they may invalidate our acquisition and ownership of UHF. Additionally, the PRC regulatory authorities may take the view that the UHF Acquisition constitutes a transaction which requires the prior approval of the China Securities Regulatory Commission (“CSRC”) before MOFCOM approval is obtained. We believe that if this takes place, we may be able to find a way to re-establish control of UHF’s business operations through a series of contractual arrangements rather than an outright purchase of UHF. But we cannot assure you that such contractual arrangements will be protected by PRC law or that we can receive as complete or effective economic benefit and overall control of UHF’s business than if the Company had direct ownership of UHF. In addition, we cannot assure you that such contractual arrangements can be successfully effected under PRC law. If we cannot obtain MOFCOM or CSRC approval as may be required by the PRC regulatory authorities to do so, and if we cannot put in place or enforce relevant contractual arrangements as an alternative and equivalent means of control of UHF, our business and financial performance will be materially adversely affected.

Also, if the CSRC requires that we obtain its approval, we may be unable to obtain a waiver of the CSRC approval requirements, if and when procedures are established to obtain such a waiver.  Any uncertainties and/or negative publicity regarding this CSRC approval requirement could have a material adverse effect on the trading price of our common stock.  Furthermore, published news reports in China recently indicated that the CSRC may have curtailed or suspended overseas listings for Chinese private companies.  These news reports have created further uncertainty regarding the approach that the CSRC and other PRC regulators may take with respect to us.

We believe that Revised M&A Regulations and CSRC approval were not required in the context of the Exchange Transaction because (i) share exchange is a purely foreign related transaction governed by foreign laws, not subject to the jurisdiction of PRC laws and regulations; (ii) we are not an SPV formed or controlled by PRC companies or PRC individuals, and (iii) we are owned or substantively controlled by foreigners.   However, we cannot assure you that the relevant PRC government agencies, including the CSRC, would reach the same conclusion, and we still cannot rule out the possibility that CSRC may deem that the transactions effected by the share exchange circumvented the Revised M&A Regulations, related clarifications and PRC Securities Law.  It is also uncertain how our business operations or future strategy will be affected by the interpretations and implementation of Circular 75, Circular 106, and the Revised M&A Regulations.  It is anticipated that application of the new rules will be subject to significant administrative interpretation, and we will need to closely monitor how SAFE, MOFCOM and other ministries apply the rules to ensure that our domestic and offshore activities continue to comply with PRC law.  Given the uncertainties regarding interpretation and application of the new rules, we may need to expend significant time and resources to maintain compliance.

Risks Related to Doing Business in China

Because our assets are located overseas, shareholders may not receive distributions that they would otherwise be entitled to if we were declared bankrupt or insolvent.

All of our assets are located in the PRC. Because our assets are located overseas, our assets may be outside of the jurisdiction of U.S. courts to administer if we are the subject of an insolvency or bankruptcy proceeding. As a result, if we declared bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the U.S., under U.S. Bankruptcy law.

Adverse changes in economic and political policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could adversely affect our business.

All of our business operations are currently conducted in the PRC, under the jurisdiction of the PRC government.  Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in China. China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, and control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past 20 years, growth has been uneven across different regions and among various economic sectors of China. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations, including those relating to taxation, import and export tariffs, raw materials, environmental regulations, land use rights, property and other matters.  Under the current government leadership, the government of the PRC has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization.  There is no assurance, however, that the government of the PRC will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

 Our labor costs are likely to increase as a result of changes in Chinese labor laws.

We expect to experience an increase in our cost of labor due to recent changes in Chinese labor laws which are likely to increase costs further and impose restrictions on our relationship with our employees.  In June 2007, the National People’s Congress of the PRC enacted new labor law legislation called the Labor Contract Law and more strictly enforced existing labor laws. The new law, which became effective on January 1, 2008, amended and formalized workers’ rights concerning overtime hours, pensions, layoffs, employment contracts and the role of trade unions.  As a result of the new law, the Company has had to increase the salaries of its employees, provide additional benefits to its employees, and revise certain other of its labor practices. The increase in labor costs has increased the Company’s operating costs, which increase the Company has not always been able to pass through to its customers.    In addition, under the new law, employees who either have worked for the Company for 10 years or more or who have had two consecutive fixed-term contracts must be given an “open-ended employment contract” that, in effect, constitutes a lifetime, permanent contract, which is terminable only in the event the employee materially breaches the Company’s rules and regulations or is in serious dereliction of his duty. Such non-cancelable employment contracts will substantially increase its employment related risks and limit the Company’s ability to downsize its workforce in the event of an economic downturn.  No assurance can be given that the Company will not in the future be subject to labor strikes or that it will not have to make other payments to resolve future labor issues caused by the new laws.  Furthermore, there can be no assurance that the labor laws will not change further or that their interpretation and implementation will vary, which may have a negative effect upon our business and results of operations.

Uncertainties with respect to the Chinese legal system could have a material adverse effect on us.

We conduct substantially all of our business through subsidiaries and affiliated entities in China. These entities are generally subject to laws and regulations applicable to foreign investment in China. China's legal system is based on written statutes.   Unlike the common law system prevalent in the United States, decided legal cases have little value as precedent in China.  Prior court decisions may be cited for reference but have limited precedential value.  There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to, governmental approvals required for conducting business and investments, laws and regulations governing the electronics business and electric product safety, national security-related laws and regulations and export/import laws and regulations, as well as commercial, antitrust, patent, product liability, environmental laws and regulations, and financial and business taxation laws and regulations.

The Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters.  However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties.  New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

Our principal operating subsidiary, Shenzhen RPD, is considered a foreign invested enterprise under PRC laws, and as a result is required to comply with PRC laws and regulations, including laws and regulations specifically governing the activities and conduct of foreign invested enterprises.  We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our businesses.  If the relevant authorities find us in violation of PRC laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•	Levying fines

•	Revoking our business license, other licenses or authorities

•	Requiring that we restructure our ownership or operations

•	Requiring that we discontinue any portion or all of our business

Investors may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based upon U.S. laws, including the federal securities laws or other foreign laws against us or our management.

Most of our current operations, including the manufacturing and distribution of our products, are conducted in China.  Some of our future directors and officers may be nationals and residents of China.  All or substantially all of the assets of these persons are located outside the United States and in the PRC.  As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon these persons. In addition, uncertainty exists as to whether the courts of China would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in China against us or such persons predicated upon the securities laws of the United States or any state thereof.

The scope of our business license in China is limited, and we may not expand or continue our business without government approval and renewal, respectively.

Our principal operating subsidiary, Shenzhen RPD, is a wholly foreign-owned enterprise, commonly known as a WFOE.  A WFOE can only conduct business within its approved business scope, which ultimately appears on its business license.  Our license permits us to produce and market RFID products and relevant components.  Any amendment to the scope of our business requires further application and government approval.  In order for us to expand our business beyond the scope of our license, we will be required to enter into a negotiation with the PRC authorities for the approval to expand the scope of our business.  We cannot assure investors that Shenzhen RPD will be able to obtain the necessary government approval for any change or expansion of its business.

Unprecedented rapid economic growth in China may increase our costs of doing business, and may negatively impact our profit margins and/or profitability.

Our business depends in part upon the availability of relatively low-cost labor and materials. Rising wages in China may increase our overall costs of production. In addition, rising raw material costs, due to strong demand and greater scarcity, may increase our overall costs of production. If we are not able to pass these costs on to our customers in the form of higher prices, our profit margins and/or profitability could decline.

Governmental control of currency conversion may affect the value of your investment.

The Chinese government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current structure, our income is primarily derived from payments from UHF. Shortages in the availability of foreign currency may restrict the ability of our Chinese subsidiaries and our affiliated entity to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing Chinese foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from China State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies. The Chinese government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our stockholders.

Fluctuation in the value of RMB may have a material adverse effect on your investment.

The value of RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. Our revenues and costs are mostly denominated in RMB, while a significant portion of our financial assets are denominated in U.S. dollar. We rely entirely on fees paid to us by our affiliated entity in China. Any significant fluctuation in the value of RMB may materially and adversely affect our cash flows, revenues, earnings and financial position, and the value of, and any dividends payable on, our stock in U.S. dollars. For example, an appreciation of RMB against the U.S. dollar would make any new RMB denominated investments or expenditures more costly to us, to the extent that we need to convert U.S. dollar into RMB for such purposes.

Since 1994, the value of the RMB relative to the U.S. dollar has remained stable and has appreciated slightly against the U.S. dollar. Countries, including the United States, have argued that the RMB is artificially undervalued due to China’s current monetary policies and have pressured China to allow the RMB to float freely in world markets.  In July 2005, the PRC government changed its policy of pegging the value of the RMB to the dollar.  Under the new policy the RMB is permitted to fluctuate within a narrow and managed band against a basket of designated foreign currencies.  While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in further and more significant appreciation of the RMB against the dollar.

Inflation in the PRC could negatively affect our profitability and growth.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country.  Rapid economic growth can lead to growth in the money supply and rising inflation.  According to the National Bureau of Statistics of China, the inflation rate in China reached a high point of 4.8% in 2007 as compared to the past several years.  The inflation rate in China was 4.7% in 2008.  The inflation rate is expected to continue to increase in 2009.  If prices for our products and services rise at a rate that is insufficient to compensate for the rise in the costs of supplies such as raw materials, it may have an adverse effect on our profitability.

Furthermore, in order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending.  The implementation of such policies may impede economic growth.  In October 2004, the People’s Bank of China, the PRC’s central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy.  In April 2006, the People’s Bank of China raised the interest rate again.  Repeated rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase our costs and also reduce demand for our products and services.

Because our funds are held in banks which do not provide insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business.

Banks and other financial institutions in the PRC do not provide insurance for funds held on deposit.  A portion of our assets upon the completion of the Exchange Transaction, are expected to be in the form of cash deposited with banks in the PRC, and in the event of a bank failure, we may not have access to our funds on deposit.  Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

As our ultimate holding company is a Delaware corporation, we are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business.  Foreign companies, including some that may compete with us, are not subject to these prohibitions.  Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices may occur from time-to-time in the PRC.  We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible.  If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

If we make equity compensation grants to persons who are PRC citizens, they may be required to register with the State Administration of Foreign Exchange of the PRC, or SAFE.  We may also face regulatory uncertainties that could restrict our ability to adopt an equity compensation plan for our directors and employees and other parties under PRC law.

On April 6, 2007, SAFE issued the “Operating Procedures for Administration of Domestic Individuals Participating in the Employee Stock Ownership Plan or Stock Option Plan of An Overseas Listed Company, also known as “Circular 78.” It is not clear whether Circular 78 covers all forms of equity compensation plans or only those which provide for the granting of stock options.  For any plans which are so covered and are adopted by a non-PRC listed company after April 6, 2007, Circular 78 requires all participants who are PRC citizens to register with and obtain approvals from SAFE prior to their participation in the plan.  In addition, Circular 78 also requires PRC citizens to register with SAFE and make the necessary applications and filings if they participated in an overseas listed company’s covered equity compensation plan prior to April 6, 2007.  We intend to adopt an equity compensation plan in the future and make option grants to our officers and directors who are PRC citizens.  Circular 78 may require our officers and directors who receive option grants and are PRC citizens to register with SAFE.  We believe that the registration and approval requirements contemplated in Circular 78 will be burdensome and time consuming.  If it is determined that any of our equity compensation plans are subject to Circular 78, failure to comply with such provisions may subject us and participants of our equity incentive plan who are PRC citizens to fines and legal sanctions and prevent us from being able to grant equity compensation to our PRC employees.  In that case, our ability to compensate our employees and directors through equity compensation would be hindered and our business operations may be adversely affected.

We face risks related to health epidemics and other outbreaks.

Our business could be adversely affected by the effects of an epidemic outbreak, such as the SARS epidemic in April 2004, Avian Flu, Swine Flu or another widespread public health problem in China. Any prolonged recurrence of such adverse public health developments in China may have a material adverse effect on our business operations. For instance, health or other government regulations adopted in response may require temporary closure of our stores or offices. Such closures would severely disrupt our business operations and adversely affect our results of operations. We have not adopted any written preventive measures or contingency plans to combat any future outbreak of SARS or any other epidemic.

Because our business is located in the PRC, we may have difficulty establishing adequate management, legal and financial controls, which we are required to do in order to comply with U.S. GAAP and securities laws, and which could cause a materially adverse impact on our financial statements, the trading of our common stock and our business.

PRC companies have historically not adopted a Western style of management and financial reporting concepts and practices, which includes strong corporate governance, internal controls and, computer, financial and other control systems.  Most of our middle and top management staff are not educated and trained in the Western system, and we may difficulty hiring new employees in the PRC with experience and expertise relating to U.S. GAAP and U.S. public-company reporting requirements.  In addition, we may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002. This may result in significant deficiencies or material weaknesses in our internal controls which could impact the reliability of our financial statements and prevent us from complying with SEC rules and regulations and the requirements of the Sarbanes-Oxley Act of 2002. Any such deficiencies, material weaknesses or lack of compliance could result in restatements of our historical financial information, cause investors to lose confidence in our reported financial information, have an adverse impact on the trading price of our common stock, adversely affect our ability to access the capital markets and our ability to recruit personnel, lead to the delisting of our securities from the stock exchange on which they are traded, lead to litigation claims, thereby diverting management’s attention and resources, and which may lead to the payment of damages to the extent such claims are not resolved  in our favor, lead to regulatory proceedings, which may result in sanctions, monetary or otherwise, and have a materially adverse effect on our reputation and business.

Reduction or elimination of government support and related economic incentives for RFID implementations could cause demand for our products to decline, thus adversely affecting our business prospects and results of operations.

Growth of the RFID market currently depends largely on government support and related economic incentives.  Various governments have used different policy initiatives to encourage or accelerate the development and adoption of RFID systems and these governments have themselves been larger purchasers of the technology.  As an example of such government-support programs include the National ID card implemented in China in 2008.  Governments, in particular, the Chinese government, may decide to reduce or eliminate these support or related economic incentives for political, financial or other reasons and such change may have a negative effect on our financial condition.

Risks Related to an Investment in Our Securities

Our stock is categorized as a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a shareholder’s ability to buy and sell our stock.

Our stock is categorized as a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than US$ 5.00 per share or an exercise price of less than US$ 5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We expect to experience volatility in our stock price, which could negatively affect shareholders’ investments.

The market price for shares of our common stock may be volatile and may fluctuate based upon a number of factors, including, without limitation, business performance, news announcements or changes in general market conditions.

Other factors, in addition to the those risks included in this section, that may have a significant impact on the market price of our common stock include, but are not limited to:

•	Receipt of substantial orders or order cancellations of products

•	Quality deficiencies in services or products

•	International developments, such as technology mandates, political developments or changes in economic policies

•	Changes in recommendations of securities analysts

•	Shortfalls in our backlog, revenues or earnings in any given period relative to the levels expected by securities analysts or projected by us

•	Government regulations, including stock option accounting and tax regulations

•	Energy blackouts

•	Acts of terrorism and war

•	Widespread illness

•	Proprietary rights or product or patent litigation

•	Strategic transactions, such as acquisitions and divestitures

•	Rumors or allegations regarding our financial disclosures or practicers

•	Earthquakes or other natural disasters concentrated in Hubei, China where a significant portion of our operations are based

In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities.  Due to changes in the volatility of our common stock price, we may be the target of securities litigation in the future.  Securities litigation could result in substantial costs and divert management’s attention and resources.

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends.  Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends.  We presently intend to retain all earnings for our operations.

Our common shares are not currently traded at high volume, and you may be unable to sell at or near ask prices or at all if you need to sell or liquidate a substantial number of shares at one time.

We cannot predict the extent to which an active public market for its common stock will develop or be sustained.  However, we do not rule out the possibility of applying for listing on the NYSE Amex (formerly known as American Stock Exchange) or NASDAQ Capital Market or other markets.

Our common shares are currently traded, but currently with low volume, based on quotations on the “Over-the-Counter Bulletin Board”, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent.  This situation is attributable to a number of factors, including the fact that we are a small company which is still relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.  As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that trading levels will be sustained.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse.  Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.  Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the future volatility of our share price.

Because Our President, Directors And Officers Collectively Own 35.64% Of Our Outstanding Common Stock, They Can Collectively Make And Control Corporate Decisions That May Be Disadvantageous To Minority Shareholders.

Mr. Parrish Medley, our President, Mr. Su (Sammul) Si You, our Chairman and Director, Mr. Eric Wildstein, our CFO and Director and Mr. Jun Tang, our COO and CTO, collectively own approximately 35.64% of the outstanding shares of our common stock.  Accordingly, they will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of these individuals may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Special Risks Relating to Developing and Emerging Markets

The economies, business standards and procedures of developing or emerging markets, such as the People’s Republic of China, may differ, favorably or unfavorably, from those of the United States.  Further, such countries often use legal and accounting systems which differ substantially from those used in the United States.  Such difference in economies, business standards and procedures, as well as those relating to the legal and accounting systems utilized, may present a variety of risks that are unbeknownst to the Company at this time.  While the Company has worked diligently to educate and inform itself of all possible risks relating to its acquisition of UHF and/or Shenzhen RPD, no assurance can be given that all relevant risks relating thereto have been discovered and thus assessed prior to the acquisition.

SUMMARY FINANCIAL DATA

The following tables summarize financial data regarding the business of Shenzhen RPD, the operating subsidiary of UHF, and should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated pro forma financial statements of the Company and the related notes included with those financial statements.  The summary consolidated financial information as of December 31, 2009 and the six months ended June 30, 2010 have been derived from the financial statements for Shenzhen RPD.  All monetary amounts are expressed in U.S. dollar unless otherwise indicated.

(in US$ except loss per share data)

Balance Sheet Data	Year Ended December 31, 2009 (in US $)	Six Month Ended June 30, 2010
Total Assets	14	-
Total Liabilities	0	-
Total Equity	14	-

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Shenzhen RPD, the operating subsidiary of UHF, for the fiscal years ended December 31, 2009 and  2008 and should be read in conjunction with the Selected Financial Data, the Regal Group, Inc. financial statements, and the notes to those financial statements that are included elsewhere in this Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

OVERVIEW

You should read the following discussion of our financial condition and results of operations together with the audited and unaudited financial statements and the notes to the audited and unaudited financial statements included as Exhibit 99.1 and 99.2 in this Current Report.  This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ significantly from those projected in the forward-looking statements as a result of many factors.

Basis of Presentation of Financial Information

On August 10, 2010, we closed on the Exchange Agreement with UHF. As a result, we commenced the business conducted by UHF.  Because we are the successor business to UHF and because the operations and assets of UHF and its subsidiary, Shenzhen RPD, represent our entire business and operations as of the Closing Date of the Exchange Agreement, our management’s discussion and analysis and audited and unaudited financial statements are based on the consolidated financial results of Shenzhen RPD, the operating company of our subsidiary, UHF.

Results of Operations:

For the Six Months Ended June 30, 2010

We did not earn any revenues for the six-month period ended June 30, 2010.  At June 30, 2010, we had incurred a net loss of $14.  We had no assets and no liabilities as of June 30, 2010.

We have not attained profitable operations and are dependent upon obtaining financing to pursue our activities.  For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

For the Year Ended December 31, 2009

We earned revenues in the amount of $615 during the fiscal year ended December 31, 2009.  We have not fully implemented our sales and marketing strategy for our China business can therefore provide no assurance that our business model and plan is economically feasible.

We incurred a net loss of $5,937 for the year ended December 31, 2009.  We had assets of $14 and no liabilities as of December 31, 2009.

We have not attained profitable operations and are dependent upon obtaining financing to complete our proposed business plan.  For these reasons, there is substantial doubt that we will be able to continue as a going concern.

Liquidity and Capital Resources

At June 30, 2010, we had no cash on hand.  In the opinion of our management, we need to raise additional capital to continue our operations.  We will obtain additional funding through either loans from related parties or one or more private placements.  We cannot guarantee that additional funding will be available on favourable terms, if at all.  If adequate funds are not available, then our ability to expand our operations may be adversely affected.

Significant Accounting Policies

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States of America and are presented in US dollars.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. The most significant estimates with regard to these financial statements relate to useful lives of assets and deferred income tax amounts and rates and timing of the reversal of income tax differences.

Foreign Currency Translation

Foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date.  Expenses are translated at average rates of exchange during the period. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

DESCRIPTION OF PROPERTY

Our principal executive offices will be at 3723 E. Maffeo Road, Phoenix, Arizona  85050, USA. The Company’s main telephone number is 516-659-6677.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number of shares of our Common Stock beneficially owned as of August 9, 2010 (following the Exchange Agreement) by (i) each stockholder who we know to own beneficially 5% or more of our outstanding common stock; (ii) all directors; (iii) all nominees for director; (iv) our executive officers; and (v) all executive officers and directors as a group. Except as otherwise indicated, we believe, based on information furnished by such persons, that each person listed below has sole voting and investment power over the shares of common stock shown as beneficially owned, subject to community property laws, where applicable. Beneficial ownership is determined under the rules of the SEC and includes any shares which the person has the right to acquire within 60 days after August 9, 2010 through the exercise of any stock option, warrant or other right.

Name and Address of Beneficial Owners	Title/Status	Amount and Nature of Beneficial Ownership		Percentage of Class(1)
Su (Sammul) Si You Flat 202, 23 Jin Hong Road, Shenzhen, PRC	Chairman and Director	13,387,300	(2)	22.76%
Tang (Johnny) Jun Flat 2331, Building 13, Ting Na Garden, Jianshe Road, Shenzhen, PRC	COO and CTO	1,075,000	(2)	1.83%
Eric Wildstein 3723 E. Maffeo Road, Phoenix, Arizona 85050, USA	CFO and Director	3,000,000		5.10%
Parrish Medley 8927 St. Ives Drive, Los Angeles, CA 90069, USA	President and Director	3,500,000		5.95%

Officers and directors as a group (_4_ persons)		20,962,300		35.64%

(1)           Based on 58,816,665 shares outstanding as of August 9, 2010.
(2)           All shares are currently held in escrow pursuant to the terms of the Exchange Agreement and will be released in accordance therewith.

Changes in Control

There are no arrangements known to us that may, at a subsequent date, result in a change of control of the Company.

MANAGEMENT

Directors and Executive Officers, Promoters and Control Persons

The following individuals serve as the executive officers and key employees of our Company as of the Closing Date of the Exchange Agreement. The executive officers of our Company are appointed by our board of directors and hold office as set forth in their respective employment agreements or until their earlier death, resignation or removal from office.

Name	Age	Position
Su (Sammul) Si You	50	Chairman and Director
Tang (Johnny) Jun	45	COO and CTO
Eric Wildstein	30	CFO and Director
Parrish Medley	48	President and Director

Su (Sammul) Si You -  Mr. Su has serves as the Chief Executive Officer of UHF and also served as a consultant to RPD and DDCT.  In 2006 Mr. Su founded DDCT and served in a wide range of positions at DDCT, including as a business director, project manager, office director, departmental manager, division head, vice general manager, and general manager. Mr. Su graduated in 1986 from Nanjing Institute of Technology, Department of Radio Engineering as Senior Engineer.

Jun Tang –  Mr. Tang currently serves as the COO and CTO of the Company.  He also served as the COO of UHF since its inception in 2009.  Mr. Tang joined DDTC in early 2009 and later RPD. Since then, he has remained in the position to oversee the company’s production and operation and contribute to building the company’s core competencies and increasing its market competitiveness in a range of areas from research and development, production to sales and from service, human resource to logistics.  From 2003 to 2009, he led a 100-strong R&D team to join Telthink Network Technologies Co., Ltd under Fujian Guomai Technologies, Inc., helping boost telecom service software sales and lay a foundation for its listing on Shenzhen Stock Exchange (stock code: 002093).   Mr. Tang Jun obtained a master’s degree in engineering in 1985 and a doctor’s degree in engineering in 1988 from University of Electronic Science and Technology of Chin.  In 2005, he obtained a MBA degree from China Europe International Business School.

Eric Wildstein – Mr. Wildstein joined Regal in August of 2007 as our President, Chief Executive Officer and director.  Since graduating with a Bachelor's of Science degree in Kinesiology from Arizona State University in 2003, Mr. Wildstein was involved in the set-up and operation of a successful chain of health food restaurants and related catering operations in Scottsdale, Arizona.  During this time, Mr. Wildstein was also involved in venture capital investments, public relations and event management sector.

Parrish Medley - Mr. Medley joined Regal in February of 2010 as our Principal Accounting Officer and director.  He has over twenty years experience in the securities and investment banking industry with service as a manager and financial consultant for numerous registered broker/dealers, including Bear Stearns & Co. Since 1997, Mr. Medley has worked as a venture capitalist and a private money manager. From 1990 to 1997, Mr. Medley founded and grew Palm Beach Tan, Inc., into a multi-chain business before selling it to a group of private investors.  In 2004 Parrish Medley and Carlo Mondavi, founded Davi Skin Inc. where Mr. Medley acted as President, CEO until November 2006.  Between 2006 to 2010, Mr. Medley is involved in real estate investment and venture capital investment.  Mr. Medley graduated from Southern Methodist University in 1986 with a Bachelors degree in Business Administration.

Family Relationships

There are no other family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past 10 years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Meetings of the Board

The Board of Directors oversees the conduct and supervises the management of our business and affairs pursuant to the powers vested in it by and in accordance with the requirements of the Revised Statutes of Nevada.  The Board of Directors holds regular meetings to consider particular issues or conduct specific reviews whenever deemed appropriate.

Board Committees

Our board of directors does not have any committees.  However, at such time in the future that we appoint independent directors to the board, we expect to form the appropriate board committees.

Director Independence

We do not have any independent directors as all our directors also serve as officers of the Company.  Our determination of independence of directors is made by using the definition of “independent director” contained under Rule 5605(a)(2) of the NASDAQ Marketplace Rules.

Code of Ethics

We have adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-K of the Securities Exchange Act of 1934.  The Code of Ethics applies to directors and senior officers, such as the principal executive officer, principal financial officer, controller, and persons performing similar functions. The Code of Ethics is attached to this report as an exhibit 14.1

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation paid and awarded to those individuals serving as our officers following the entry into the Exchange Agreement.  It includes compensation paid to our Chief Executive Officer, our Chief Financial Officer, our Chief Operating Officer and our former President as of the fiscal year end February 28, 2009 and 2010.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Options Awards	Non- Equity Incentive Plan Compensation	Change in Pension Value and Non- qualified Deferred Compensation Earnings	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)
Su (Sammul) Si You,	2010	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Chairman and Director	2009	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Tang (Johnny) Jun,	2010	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
COO and CTO	2009	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Eric Wildstein,	2010	17,500	Nil	Nil	Nil	Nil	Nil	Nil	17,500
Former President, CFO and Director	2009	39,884	Nil	Nil	Nil	Nil	Nil	Nil	39,884
Parrish Medley,	2010	15,000	Nil	Nil	Nil	Nil	Nil	Nil	15,000
President and Director	2009	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Employment Contracts

There is no employment contract in place at this time.

Director Compensation

We do not compensate directors for their services on our Board of Directors.

The following table reflects all compensation awarded to, earned by or paid to our directors for the fiscal year ended February 28, 2010.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Options Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Su (Sammul) Si You*	0	0	0	0	0	0	0
Eric Wildstein	0	0	0	0	0	0	0
Parrish Medley	0	0	0	0	0	0	0
*  Mr. Su did assumed his position as a member of our Board of Directors on August 10, 2010.

Our Board of Directors considers good corporate governance to be important to our effective operations. Our directors are elected at the annual meeting of the stockholders and serve until their successors are elected or appointed.  Officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors or until their earlier resignation or removal.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

None of our directors or officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to all of our outstanding shares, nor any promoter, nor any relative or spouse of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us.

Our management is involved in other business activities and may, in the future become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between our business and their other business interests.  In the event that a conflict of interest arises at a meeting of our directors, a director who has such a conflict will disclose his interest in a proposed transaction and will abstain from voting for or against the approval of such transaction.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock has been quoted on the OTC Bulletin Board since February 13, 2007.  Its initial trading symbol was “RGLC”.  Subsequent to the fiscal year ended February 28, 2010, the stock symbol was changed to “RGLG” as a result of a change of our Company’s name to Regal Group, Inc. on March 31, 2010.

The following quotations reflect the high and low bids for our common stock for each quarter during fiscal 2010 and 2009.  The source of these high and low prices was the OTC Bulletin Board. These quotations reflect inter-dealer prices, without retail mark-up, markdown or commissions and may not represent actual transactions. The high and low prices listed have been rounded up to the next highest two decimal places.

It is anticipated that the market price of our common stock will be subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market for the products we distribute, and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance. On August 9, 2010, the closing bid price of our common stock as reported by the OTC Bulletin Board was US$0.23 per share.

National Association of Securities Dealers OTC Bulletin Board
Quarter Ended	High	Low
Through August 9, 2010	$0.31	$0.19
May 31, 2010	$0.31	$0.18
February 28, 2010	$0.19	$0.06
November 30, 2009	$0.28	$0.05
August 31, 2009	$0.30	$0.16
May 31, 2009	$0.60	$0.16
February 28, 2009	$0.59	$0.35
November 30, 2008	$1.06	$0.46
August 31, 2008	$1.09	$0.77
May 31, 2008	$0.80	$0.58

On November 13, 2007, we effected a 5:1 forward split of our share capital such that every one share of common stock issued and outstanding prior to the split was exchanged for five post-split shares of common stock. We also changed our post-split authorized capital to 100,000,000 shares of common stock with a par value of $0.001 per share. All share amounts were retroactively adjusted for all periods presented.

Holders

We have 36 shareholders of record as of August 9, 2010.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Rule 144 Shares

A total of 42,666,665 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act.   In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least six months, provided that the company has been subject to the reporting requirements of the Securities Act of 1934 for a minimum of 90 days, is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company's common stock then outstanding; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

As of the date of this prospectus, persons who are our affiliates hold all of the 30,850,000 shares that may be sold pursuant to Rule 144.

Common Stock

We are currently authorized to issue 100,000,000 shares of common stock, par value $0.001.  As of August 9, 2010, we had 58,816,665 shares issued and outstanding.

Warrants

As of August 9, 2010, there are warrants to purchase 4,333,335 shares of our common stock. Such warrants are exercisable at $1.00 per share and expire on May 28, 2012.

Dividend Policy

We have not paid any cash dividends and we have no intention of paying any dividends on our shares of common stock in the near future. Our current policy is to retain earnings, if any, for use in our operations and in the development of our business. Our future dividend policy will be determined from time to time by our board of directors.

Securities Authorized for Issuance Under Equity Compensation Plans

Not applicable.

RECENT SALES OF UNREGISTERED SECURITIES

For information about recent sales of unregistered securities, see Item 3.02 of this Current Report on Form 8-K.

DESCRIPTION OF SECURITIES

Our authorized capitalization consists of 100,000,000 shares of common stock, $0.001 par value. The following summary description of the capital stock describes the material terms of our capital stock. The Company had 58,816,665 common shares issued and outstanding as of August 10, 2010 as a result of the issuance of 12,000,000 shares of common stock in connection with the closing of the Exchange Agreement.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters for which shareholders are able to vote. The holders of our common stock are not entitled to cumulative voting rights. Therefore, the holders of a majority of the shares voting in the election of directors can elect all of the directors then standing for election, subject to the rights of the holders of preferred stock, if and when issued. The holders of common stock have no preemptive or other subscription rights.

The holders of our common stock are entitled to receive dividends, if they are ever declared by the Board of Directors from legally available funds, with each share of common stock sharing equally in the dividends. The possible issuance of preferred stock with a preference over common stock as to dividends could impact the dividend rights of holders of our common stock.

There are no redemption provisions with respect to our common stock. All outstanding shares of common stock are fully paid and non-assessable.

The by-laws provide that the number of directors shall be fixed by the board of directors. Any director of the Company may be removed from office with or without cause by the holders of a majority of the outstanding shares of the Company entitled to vote at an election of directors.

Transfer Agent

Our transfer agent is Holladay Stock Transfer, with address at 2939 North 67th Place, Scottsdale, Arizona 85251.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws.

We have been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Act is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There were no changes in accounting principles or disagreements with our auditors regarding applications of any accounting principles during the fiscal years ended February 28, 2010.

FINANCIAL STATEMENTS AND EXHIBITS

See Item 9.01 below, which is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the closing of the Exchange Agreement on August 10, 2010, the Company issued an aggregate of 12,000,000 Newly Issued Regal Shares to the Selling Shareholders in exchange for UHF Shares.

The exchange of the UHF Shares for the Newly Issued Regal Shares qualifies as an the exemption from registration pursuant to Rule 903 of Regulation S promulgated under the Securities Act of 1933.  We believe that this exemption from registration was available because each shareholder  represented to us in a duly signed Certificate of Non-US Shareholder, among other things, that he, she or it was a non-U.S. person as defined in Regulation S, was not acquiring the shares for the account or benefit of, directly or indirectly, any U.S. person, had the intention to acquire the securities for investment purposes only and not with a view to or for sales in connection with any distribution thereof, and that such shareholder was sophisticated and was able to bear the risk of loss of the entire investment.  Further, we did not otherwise engage in distribution of these shares in the U.S.

Item 5.01	Changes in Control of Registrant

As set forth in more detail in Item 2.01 above, which information is hereby incorporated by referenced into this Item 5.01, as of the Closing Date, Selling Shareholders and the Purchasing Shareholders hold approximately 45% of the issued and outstanding common stock of the Company and control the post-exchange Company.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the effectiveness of the Exchange Agreement, Mr. Su (Sammul) Si You has been appointed as the Company’s Chairman and as a member of our Board of Directors.  In addition, Mr. Tang (Johnny) Jun has been appointed as the Company’s Chief Operating Officer and Chief Technology Officer.  Please see the section above entitled “Management” for the biographies of each of these individuals.

Item 5.06          Change in Shell Company Status.

Upon completion of the transactions contemplated by the Exchange Agreement, which are described in more detail in Item 2.01 above, management has determined that, as of the Closing Date, the Company has ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended.  Prior to the Closing Date, the Company had no or nominal operation or assets.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Share Exchange Agreement dated July 15, 2010
10.1	Escrow Agreement dated August 10, 2010
14.1	Code of Ethics
99.1	Audited Financial statements of Shenzhen RPD for the fiscal year ended December 31, 2009 and 2008 and related notes.
99.2	Unaudited Financial Statements of Shenzhen RPD for the quarter ended June 30, 2010
99.3	Unaudited pro forma financial statements and related notes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 10, 2010

REGAL GROUP INC.

By:	/s/ Eric Wildstein
Eric Wildstein Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Share Exchange Agreement dated July 15, 2010
10.1	Escrow Agreement dated August 10, 2010
14.1	Code of Ethics
99.1	Audited Financial statements of Shenzhen RPD for the fiscal year ended December 31, 2009 and 2008 and related notes.
99.2	Unaudited Financial Statements of Shenzhen RPD for the quarter ended June 30, 2010
99.3	Unaudited pro forma financial statements and related notes